June 30, 2017

Supplemental Information

UMH Properties, Inc.

Juniper Business Plaza
3499 Route 9 North
Freehold, NJ 07728

Website: www.umh.reit
Email: umh@umh.com
Phone: (732) 577-9997

UMH Properties, Inc. │ Second Quarter FY 2017 Supplemental Information	2

Financial Highlights

(unaudited)

	Three Months Ended		Six Months Ended
	6/30/2017	6/30/2016	6/30/2017	6/30/2016
Operating Information
Number of Communities			107	98
Number of Sites			19,383	17,760
Rental and Related Income	$25,293,961	$22,423,876	$49,824,316	$44,210,056
Community Operating Expenses	$11,871,578	$10,718,738	$23,351,937	$21,274,676
Community NOI	$13,422,383	$11,705,138	$26,472,379	$22,935,380
Expense Ratio	46.9%	47.8%	46.9%	48.1%
Sales of Manufactured Homes	$3,523,887	$2,786,831	$5,442,081	$4,505,025
Number of Homes Sold	65	49	108	90
Number of Rentals Added	190	228	433	410
Net Income	$3,589,871	$3,051,462	$5,875,417	$4,957,931
Net Loss Attributable to Common Shareholders	$(199,876)	$(682,729)	$(1,704,077)	$(1,566,007)
EBITDA	$14,535,215	$12,719,859	$27,511,654	$24,178,572
FFO and Core FFO	$6,526,591	$5,041,464	$11,587,008	$9,661,940
Normalized FFO	$5,506,714	$4,259,091	$10,535,240	$8,647,562

Shares Outstanding and Per Share Data
Weighted Average Shares Outstanding Basic and Diluted	31,769,287	27,314,361	30,888,218	27,221,879
Net Loss Attributable to Common Shareholders per Share - Basic and Diluted	$(0.01)	$(0.03)	$(0.06)	$(0.06)
FFO and Core FFO per Share- Basic and Diluted	$0.20	$0.18	$0.37	$0.35
Normalized FFO per Share- Basic and Diluted	$0.17	$0.16	$0.34	$0.32

Dividends per Common Share	$0.18	$0.18	$0.36	$0.36

Balance Sheet
Total Assets			$746,221,437	$652,048,063
Total Liabilities			$389,229,804	$344,734,788

Market Capitalization
Total Debt, Net of Unamortized Debt Issuance Costs			$375,481,649	$331,907,203
Equity Market Capitalization			$570,225,929	$310,625,561
Series A Preferred Stock			$91,595,000	$91,595,000
Series B Preferred Stock			$95,030,000	$95,030,000
Total Market Capitalization			$1,132,332,578	$829,157,764

UMH Properties, Inc. │ Second Quarter FY 2017 Supplemental Information	3

Consolidated Balance Sheets

	June 30, 2017	December 31, 2016
	(unaudited)
ASSETS
Investment Property and Equipment
Land	$58,527,464	$47,476,314
Site and Land Improvements	429,630,057	398,776,390
Buildings and Improvements	22,289,352	21,101,836
Rental Homes and Accessories	194,304,294	172,862,227
Total Investment Property	704,751,167	640,216,767
Equipment and Vehicles	15,774,490	14,986,196
Total Investment Property and Equipment	720,525,657	655,202,963
Accumulated Depreciation	(153,087,967)	(140,255,603)
Net Investment Property and Equipment	567,437,690	514,947,360

Other Assets
Cash and Cash Equivalents	8,166,402	4,216,592
Securities Available for Sale at Fair Value	109,079,105	108,755,172
Inventory of Manufactured Homes	20,932,899	17,424,574
Notes and Other Receivables, net	23,950,403	20,323,191
Prepaid Expenses and Other Assets	4,756,794	4,497,937
Land Development Costs	11,898,144	10,279,992
Total Other Assets	178,783,747	165,497,458

TOTAL ASSETS	$746,221,437	$680,444,818

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Mortgages Payable, net of Unamortized Debt Issuance Costs	$311,303,776	$293,025,592
Other Liabilities
Accounts Payable	4,601,407	2,962,037
Loans Payable, net of Unamortized Debt Issuance Costs	64,177,873	58,285,385
Accrued Liabilities and Deposits	4,332,532	4,820,142
Tenant Security Deposits	4,814,216	4,319,695
Total Other Liabilities	77,926,028	70,387,259
Total Liabilities	389,229,804	363,412,851

COMMITMENTS AND CONTINGENCIES

Shareholders’ Equity:
Series A - 8.25% Cumulative Redeemable Preferred Stock, par value $0.10 per share: 3,663,800 shares authorized, issued and outstanding as of June 30, 2017 and December 31, 2016, respectively	91,595,000	91,595,000
Series B - 8.0% Cumulative Redeemable Preferred Stock, par value $0.10 per share: 4,000,000 shares authorized; 3,801,200 shares issued and outstanding as of June 30, 2017 and December 31, 2016, respectively	95,030,000	95,030,000
Common Stock – $0.10 par value per share: 85,000,000 and 75,000,000 shares authorized; 33,444,336 and 29,388,811 shares issued and outstanding as of June 30, 2017 and December 31, 2016, respectively	3,344,434	2,938,881
Excess Stock – $0.10 par value per share: 3,000,000 shares authorized; no shares issued or outstanding as of June 30, 2017 and December 31, 2016, respectively	-0-	-0-
Additional Paid-In Capital	156,874,954	111,422,691
Accumulated Other Comprehensive Income	10,815,038	16,713,188
Accumulated Deficit	(667,793)	(667,793)
Total Shareholders’ Equity	356,991,633	317,031,967

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$746,221,437	$680,444,818

UMH Properties, Inc. │ Second Quarter FY 2017 Supplemental Information	4

Consolidated Statements of Income (Loss)

(unaudited)

	Three Months Ended		Six Months Ended
	6/30/2017	6/30/2016	6/30/2017	6/30/2016
INCOME:
Rental and Related Income	$25,293,961	$22,423,876	$49,824,316	$44,210,056
Sales of Manufactured Homes	3,523,887	2,786,831	5,442,081	4,505,025
TOTAL INCOME	28,817,848	25,210,707	55,266,397	48,715,081

EXPENSES:
Community Operating Expenses	11,871,578	10,718,738	23,351,937	21,274,676
Cost of Sales of Manufactured Homes	2,746,689	2,161,344	4,249,898	3,475,272
Selling Expenses	865,462	674,717	1,624,841	1,458,469
General and Administrative Expenses	2,634,309	1,943,011	4,836,611	3,639,933
Depreciation Expense	6,740,205	5,679,167	13,280,443	11,205,009
TOTAL EXPENSES	24,858,243	21,176,977	47,343,730	41,053,359

OTHER INCOME (EXPENSE):
Interest Income	495,778	397,083	969,137	805,959
Dividend Income	1,795,600	1,623,844	3,646,840	3,079,379
Gain on Sales of Securities, net	1,019,877	782,373	1,051,768	1,014,378
Other Income	417,487	155,763	465,591	249,213
Interest Expense	(4,112,214)	(3,896,305)	(8,169,944)	(7,829,782)
TOTAL OTHER INCOME (EXPENSE)	(383,472)	(937,242)	(2,036,608)	(2,680,853)

Income before Gain (Loss) on Sales of Investment Property and Equipment	3,576,133	3,096,488	5,886,059	4,980,869
Gain (Loss) on Sales of Investment Property and Equipment	13,738	(45,026)	(10,642)	(22,938)
NET INCOME	3,589,871	3,051,462	5,875,417	4,957,931

Less: Preferred Dividends	3,789,747	3,734,191	7,579,494	6,523,938

NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(199,876)	$(682,729)	$(1,704,077)	$(1,566,007)

UMH Properties, Inc. │ Second Quarter FY 2017 Supplemental Information	5

Consolidated Statements of Cash Flows

(unaudited)

	Six Months Ended
	6/30/2017	6/30/2016

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$5,875,417	$4,957,931
Non-Cash Items Included in Net Income:
Depreciation	13,280,443	11,205,009
Amortization of Financing Costs	326,614	384,813
Stock Compensation Expense	670,057	476,773
Provision for Uncollectible Notes and Other Receivables	550,728	546,363
Gain on Sales of Securities, net	(1,051,768)	(1,014,378)
Loss on Sales of Investment Property and Equipment	10,642	22,938
Changes in Operating Assets and Liabilities:
Inventory of Manufactured Homes	(3,508,325)	(3,522,102)
Notes and Other Receivables, net of Notes Acquired with Acquisitions	(902,475)	(596,916)
Prepaid Expenses and Other Assets	(258,857)	(391,371)
Accounts Payable	1,639,370	535,204
Accrued Liabilities and Deposits	(480,463)	(1,327,397)
Tenant Security Deposits	494,521	411,956
Net Cash Provided by Operating Activities	16,645,904	11,688,823

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of Manufactured Home Communities	(40,877,655)	-0-
Purchase of Investment Property and Equipment	(29,400,897)	(26,353,180)
Proceeds from Sales of Investment Property and Equipment	1,221,672	635,264
Additions to Land Development Costs	(1,618,152)	(1,316,797)
Purchase of Securities Available for Sale	(13,699,545)	(17,193,903)
Proceeds from Sales of Securities Available for Sale	8,522,083	7,710,233
Net Cash Used in Investing Activities	(75,852,494)	(36,518,383)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Mortgages	31,050,000	15,458,000
Net Proceeds (Payments) on Short Term Borrowings	5,893,852	(12,531,013)
Principal Payments of Mortgages	(12,659,812)	(11,946,213)
Financing Costs on Debt	(439,982)	(370,392)
Proceeds from Issuance of Preferred Stock, net	-0-	49,120,853
Proceeds from Registered Direct Placement of Common Stock, net of Offering Costs	22,527,507	-0-
Proceeds from Issuance of Common Stock in the DRIP, net of Dividend Reinvestments	28,659,238	2,830,263
Proceeds from Exercise of Stock Options	5,435,634	591,225
Preferred Dividends Paid	(7,579,494)	(6,595,262)
Common Dividends Paid, net of Dividend Reinvestments	(9,730,543)	(8,673,257)
Net Cash Provided by Financing Activities	63,156,400	27,884,204

NET INCREASE IN CASH AND CASH EQUIVALENTS	3,949,810	3,054,644
CASH AND CASH EQUIVALENTS – BEGINNING OF PERIOD	4,216,592	6,535,897
CASH AND CASH EQUIVALENTS – END OF PERIOD	$8,166,402	$9,590,541

UMH Properties, Inc. │ Second Quarter FY 2017 Supplemental Information	6

Reconciliation of Net Income to EBITDA and Net Loss Attributable

to Common Shareholders to FFO, Core FFO and Normalized FFO

(unaudited)

	Three Months Ended		Six Months Ended
	6/30/2017	6/30/2016	6/30/2017	6/30/2016
Reconciliation of Net Income to EBITDA

Net Income	$3,589,871	$3,051,462	$5,875,417	$4,957,931
Interest Expense	4,112,214	3,896,305	8,169,944	7,829,782
Franchise Taxes	92,925	92,925	185,850	185,850
Depreciation Expense	6,740,205	5,679,167	13,280,443	11,205,009

EBITDA	$14,535,215	$12,719,859	$27,511,654	$24,178,572

Reconciliation of Net Loss Attributable to Common Shareholders to Funds from Operations

Net Loss Attributable to Common Shareholders	$(199,876)	$(682,729)	$(1,704,077)	$(1,566,007)
Depreciation Expense	6,740,205	5,679,167	13,280,443	11,205,009
(Gain) Loss on Sales of Depreciable Assets	(13,738)	45,026	10,642	22,938

Funds from Operations (“FFO”) and Core
Funds from Operations (“Core FFO”)	6,526,591	5,041,464	11,587,008	9,661,940

Adjustments:
Gain on Sale of Securities, net	(1,019,877)	(782,373)	(1,051,768)	(1,014,378)

Normalized Funds From Operations
(“Normalized FFO”)	$5,506,714	$4,259,091	$10,535,240	$8,647,562

UMH Properties, Inc. │ Second Quarter FY 2017 Supplemental Information	7

Market Capitalization, Debt and Coverage Ratios

(unaudited)

	Six Months Ended		Year Ended
	6/30/2017	6/30/2016	12/31/2016
Shares Outstanding	33,444,336	27,611,161	29,388,811
Market Price Per Share	$17.05	$11.25	$15.05
Equity Market Capitalization	$570,225,929	$310,625,561	$442,301,606
Total Debt	375,481,649	331,907,203	351,310,977
Preferred	186,625,000	186,625,000	186,625,000
Total Market Capitalization	$1,132,332,578	$829,157,764	$980,237,583

Total Debt	$375,481,649	$331,907,203	$351,310,977
Less: Cash and Cash Equivalents	(8,166,402)	(9,590,541)	(4,216,592)
Net Debt	367,315,247	322,316,662	347,094,385
Less: Securities Available for Sale at Fair Value (“Securities”)	(109,079,105)	(103,916,497)	(108,755,172)
Net Debt Less Securities	$258,236,142	$218,400,165	$238,339,213

Interest Expense	$8,169,944	$7,829,782	$15,432,364
Capitalized Interest	237,648	168,948	359,906
Preferred Dividends	7,579,494	6,523,938	14,103,432
Total Fixed Charges	$15,987,086	$14,522,668	$29,895,702

EBITDA	$27,511,654	$24,178,572	$50,565,254

Debt and Coverage Ratios

Net Debt / Total Market Capitalization	32.4%		38.9%		35.4%

Net Debt Plus Preferred / Total Market Capitalization	48.9%		61.4%		54.4%

Net Debt Less Securities / Total Market Capitalization	22.8%		26.3%		24.3%

Net Debt Less Securities Plus Preferred / Total Market Capitalization	39.3%		48.8%		43.4%

Interest Coverage	3.3	x	3.0	x	3.2	x

Fixed Charge Coverage	1.7	x	1.7	x	1.7	x

Net Debt / EBITDA	6.7	x	6.7	x	6.9	x

Net Debt Less Securities / EBITDA	4.7	x	4.5	x	4.7	x

Net Debt Plus Preferred / EBITDA	10.1	x	10.5	x	10.6	x

Net Debt Less Securities Plus Preferred / EBITDA	8.1	x	8.4	x	8.4	x

UMH Properties, Inc. │ Second Quarter FY 2017 Supplemental Information	8

Debt Analysis

(unaudited)

	Six Months Ended		Year Ended
	6/30/2017	6/30/2016	12/31/2016
Debt Outstanding
Mortgages Payable:
Fixed Rate Mortgages (1)	$314,766,636	$289,630,588	$296,209,454
Variable Rate Mortgages	187,535	518,295	354,529
Total Mortgages Before
Unamortized Debt Issuance Costs	314,954,171	290,148,883	296,563,983
Unamortized Debt Issuance Costs	(3,650,395)	(3,566,301)	(3,538,391)
Mortgages, Net of Unamortized Debt Issuance Costs	$311,303,776	$286,582,582	$293,025,592
Loans Payable:
Unsecured Line of Credit	$35,000,000	$15,000,000	$20,000,000
Other Loans Payable	29,287,290	30,455,492	38,393,439
Total Loans Before
Unamortized Debt Issuance Costs	64,287,290	45,455,492	58,393,439
Unamortized Debt Issuance Costs	(109,417)	(130,871)	(108,054)
Loans, Net of Unamortized Debt Issuance Costs	$64,177,873	$45,324,621	$58,285,385

Total Debt, Net of Unamortized Debt Issuance Costs	$375,481,649	$331,907,203	$351,310,977

% Fixed/Floating
Fixed	84.5%	87.8%	85.0%
Floating	15.5%	12.2%	15.0%
Total	100.0%	100.0%	100.0%

Weighted Average Interest Rates
Mortgages Payable	4.34%	4.47%	4.40%
Loans Payable	3.91%	3.59%	3.06%
Total Average	4.27%	4.35%	4.18%

Notes:
(1) Includes a variable rate mortgage with a balance of $10,215,752, $11,020,831 and $10,625,352 as of June 30, 2017, June 30, 2016 and December 31, 2016, respectively, which has been effectively fixed at an interest rate of 3.89% with an interest rate swap agreement.

UMH Properties, Inc. │ Second Quarter FY 2017 Supplemental Information	9

Debt Maturity

(unaudited)

As of 6/30/17:

Fiscal Year Ended	Mortgages	Loans		Total	% of Total
2017	$10,215,752	$13,648,736		$23,864,488	6.3%
2018	8,931,490	368,427		9,299,917	2.5%
2019	2,762,755	4,365,001		7,127,756	1.9%
2020	12,334,955	39,351,360	(1)	51,686,315	13.6%
2021	2,211,151	238,695		2,449,846	0.6%
Thereafter	278,498,068	6,315,071		284,813,139	75.1%

Total Debt Before Unamortized Debt Issuance Cost	314,954,171	64,287,290		379,241,461	100.0%

Unamortized Debt Issuance Cost	(3,650,395)	(109,417)		(3,759,812)

Total Debt, Net of Unamortized Debt Issuance Costs	$311,303,776	$64,177,873		$375,481,649

Notes:
(1) Includes $35 million balance outstanding on the Company’s Line of Credit due March 2020, with an additional one year option.

UMH Properties, Inc. │ Second Quarter FY 2017 Supplemental Information	10

Property Summary and Snapshot

(unaudited)

	6/30/2017	6/30/2016	% Change

Communities	107	98	9.2%
Developed Sites	19,383	17,760	9.1%
Occupied	15,632	14,213	10.0%
Occupancy % (1)	81.2%	80.7%	0.5%
Total Rentals	5,092	4,142	22.9%
Occupied Rentals	4,768	3,911	21.9%
Rental Occupancy %	93.6%	94.4%	-0.8%
Monthly Rent Per Site	$426	$419	1.7%
Monthly Rent per Home Rental Including Site	$716	$704	1.7%

Region	Number	Total Acreage	Developed Acreage	Vacant Acreage	Total Sites	Occupied Sites	Occupancy Percentage	Monthly Rent Per Site	Total Rentals	Occupied Rentals	Rental Occupancy Percentage	Monthly Rent Per Home Rental
		(2)		(2)			(1)					(3)

Indiana	11	815	685	130	3,219	2,434	75.6%	$394	980	925	94.4%	$727
Maryland	1	77	10	67	63	58	92.1%	$478	-0-	-0-	N/A	N/A
Michigan	2	68	68	-0-	354	251	70.9%	$428	141	134	95.0%	$710
New Jersey	4	348	187	161	1,006	956	95.0%	$598	40	33	82.5%	$883
New York	7	616	308	308	1,132	933	82.4%	$505	273	259	94.9%	$859
Ohio	32	1,473	1,065	408	5,104	4,019	78.7%	$359	1,257	1,177	93.6%	$652
Pennsylvania	43	1,943	1,588	355	6,691	5,386	80.5%	$441	1,617	1,486	91.9%	$735
Tennessee	7	413	321	92	1,814	1,595	87.9%	$439	784	754	96.2%	$705

Total as of June 30, 2017	107	5,753	4,232	1,521	19,383	15,632	81.2%	$426	5,092	4,768	93.6%	$716

Notes:
(1) The 156 Sites at Memphis Blues are not included in the calculation of occupancy.
(2) Total and Vacant Acreage of 220 for the Mountain View Estates property is included in the above summary.
(3) Includes home and site rent charges.

UMH Properties, Inc. │ Second Quarter FY 2017 Supplemental Information	11

Same Property Statistics

(unaudited)

	For Three Months Ended				For Six Months Ended
	6/30/2017	6/30/2016	Change	% Change	6/30/2017	6/30/2016	Change	% Change
Community Net Operating Income

Rental and Related Income	$23,867,981	$22,423,876	$1,444,105	6.4%	$47,284,283	$44,210,056	$3,074,227	7.0%
Community Operating Expenses	10,431,197	10,265,815	165,382	1.6%	20,670,735	20,344,635	326,100	1.6%

Community NOI	$13,436,784	$12,158,061	$1,278,723	10.5%	$26,613,548	$23,865,421	$2,748,127	11.5%

	As of
	6/30/2017	6/30/2016	% Change
Other Information
Total Sites	17,589	17,604	-0.1%
Occupied Sites	14,504	14,213	2.0%
Occupancy %	82.5%	80.7%	1.8%
Number of Properties	98	98	N/A
Total Rentals	4,928	4,142	19.0%
Occupied Rentals	4,635	3,911	18.5%
Rental Occupancy	94.1%	94.4%	-0.3%
Monthly Rent Per Site	$431	$419	2.9%
Monthly Rent Per Home Rental Including Site	$717	$704	1.8%

Notes:
Same Property includes all properties owned as of January 1, 2016, with the exception of Memphis Blues.

UMH Properties, Inc. │ Second Quarter FY 2017 Supplemental Information	12

Acquisition Summary

At Acquisition:

Year of Acquisition	Number of Communities	Sites	Occupied Sites	Occupancy %	Price	Total Acres
2015	10	2,774	1,764	64%	$81,217,000	717
2016	3	289	215	74%	$7,277,000	192
2017	6	1,354	873	64%	$40,510,000	461

2017 Acquisitions

Community	Date of Acquisition	State	Number of Sites	Purchase Price	Number of Acres	Occupancy
Marysville Estates and Hillcrest Estates	January 20, 2017	OH	532	$9,588,000	149	57%
Boardwalk and Parke Place	January 20, 2017	IN	559	24,437,000	155	77%
Hillcrest Crossing	January 24, 2017	PA	200	2,485,000	78	40%
Cinnamon Woods	May 31, 2017	MD	63	4,000,000	79	92%
Total 2017 to Date			1,354	$40,510,000	461	64%

UMH Properties, Inc. │ Second Quarter FY 2017 Supplemental Information	13

Definitions

Investors and analysts following the real estate industry utilize funds from operations (“FFO”), core funds from operations (“Core FFO”), normalized funds from operations (“Normalized FFO”), community NOI, same property NOI, and earnings before interest, taxes, depreciation and amortization (“EBITDA”), variously defined, as supplemental performance measures. While the Company believes net income available to common stockholders, as defined by accounting principles generally accepted in the United States of America (U.S. GAAP), is the most appropriate measure, it considers Community NOI, Same Property NOI, EBITDA, FFO, Core FFO and Normalized FFO, given their wide use by and relevance to investors and analysts, appropriate supplemental performance measures. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of U.S. GAAP depreciation and amortization of real estate assets. Core FFO reflects the same assumptions as FFO except that it also adjusts for the effects of acquisitions costs and costs of early extinguishment of debt. Normalized FFO reflects the same assumptions as Core FFO except that it also adjusts for gains and losses realized on securities investments and certain one-time charges. Community NOI and Same Property NOI provides a measure of rental operations, and does not factor in depreciation and amortization and non-property specific expenses such as general and administrative expenses. EBITDA provides a tool to further evaluate the ability to incur and service debt and to fund dividends and other cash needs. In addition, Community NOI, Same Property NOI, EBITDA, FFO, Core FFO and Normalized FFO are commonly used in various ratios, pricing multiples, yields and returns and valuation of calculations used to measure financial position, performance and value.

As used herein, the Company calculates FFO, as defined by The National Association of Real Estate Investment Trusts (“NAREIT”), to be equal to net income (loss) applicable to common shareholders, as defined by U.S. GAAP, excluding extraordinary items as defined by U.S. GAAP, gains or losses from sales of previously depreciated real estate assets, impairment charges related to depreciable real estate assets, plus certain non-cash items such as real estate asset depreciation and amortization. FFO includes gains and losses realized on securities investments.

Core FFO is calculated as FFO plus acquisition costs and costs of extinguishment of debt.

Normalized FFO is calculated as Core FFO excluding gains and losses realized on securities investments and certain one-time charges.

Core FFO per Diluted Common Share and Normalized FFO per Diluted Common Share is calculated using diluted weighted shares outstanding of 32,279,000 and 31,353,000 shares for the three and six months ended June 30, 2017, respectively, and 27,436,000 and 27,301,000 for the three and six months ended June 30, 2016, respectively. Common stock equivalents resulting from stock options in the amount of 510,000 and 465,000 shares for the three and six months ended June 30, 2017, respectively, and 122,000 and 79,000 shares for the three and six months ended June 30, 2016, respectively, are included in the diluted weighted shares outstanding. Common stock equivalents were excluded from the computation of the Diluted Net Loss per Share as their effect would be anti-dilutive.

Community NOI is calculated as rental and related income less community operating expenses such as real estate taxes, repairs and maintenance, community salaries, utilities, insurance and other expenses. Community NOI excludes realized gains (losses) on securities transactions.

Same Property NOI is calculated as Community NOI, using all properties owned as of January 1, 2016, with the exception of Memphis Blues.

EBITDA is calculated as net income plus interest expense, franchise taxes, depreciation expense and acquisition costs.

Community NOI, Same Property NOI, EBITDA, FFO, Core FFO and Normalized FFO do not represent cash generated from operating activities in accordance with U.S. GAAP and are not necessarily indicative of cash available to fund cash needs, including the repayment of principal on debt and payment of dividends and distributions. Community NOI, Same Property NOI, EBITDA, FFO, Core FFO and Normalized FFO should not be considered as substitutes for net income applicable to common shareholders (calculated in accordance with U.S. GAAP) as a measure of results of operations, or cash flows (calculated in accordance with U.S. GAAP) as a measure of liquidity. Community NOI, Same Property NOI, EBITDA, FFO, Core FFO and Normalized FFO as currently calculated by the Company may not be comparable to similarly titled, but variously calculated, measures of other REITs.

UMH Properties, Inc. │ Second Quarter FY 2017 Supplemental Information	14

Press Release Dated August 3, 2017

FOR IMMEDIATE RELEASE	August 3, 2017
Contact: Nelli Madden
732-577-9997

UMH PROPERTIES, INC. REPORTS 2nd QUARTER 2017 EARNINGS

FREEHOLD, NJ, August 3, 2017   UMH Properties, Inc. (NYSE:UMH) reported Total Income of $28,818,000 for the quarter ended June 30, 2017 as compared to $25,211,000 for the quarter ended June 30, 2016, representing an increase of 14%. Net Loss Attributable to Common Shareholders amounted to $200,000 or $0.01 per diluted share for the quarter ended June 30, 2017 as compared to $683,000 or $0.03 per diluted share for the quarter ended June 30, 2016.

Core Funds from Operations (“Core FFO”) was $6,527,000 or $0.20 per diluted share for the quarter ended June 30, 2017, as compared to $5,041,000 or $0.18 per diluted share for the quarter ended June 30, 2016, representing an increase of 11%. Normalized Funds from Operations (“Normalized FFO”) was $5,507,000 or $0.17 per diluted share for the quarter ended June 30, 2017, as compared to $4,259,000 or $0.16 per diluted share for the quarter ended June 30, 2016, representing an increase in Normalized FFO per diluted share of 6%.

A summary of significant financial information for the three and six months ended June 30, 2017 and 2016 is as follows:

	For the Three Months Ended June 30,
	2017	2016

Total Income	$28,818,000	$25,211,000
Total Expenses	$24,858,000	$21,177,000
Gain on Sales of Securities, net	$1,020,000	$782,000
Net Loss Attributable to Common Shareholders	$(200,000)	$(683,000)
Net Loss Attributable to Common Shareholders per Diluted Common Share	$(0.01)	$(0.03)
Core FFO (1)	$6,527,000	$5,041,000
Core FFO (1) per Diluted Common Share	$0.20	$0.18
Normalized FFO (1)	$5,507,000	$4,259,000
Normalized FFO (1) per Diluted Common Share	$0.17	$0.16
Weighted Average Diluted Shares Outstanding	31,769,000	27,314,000

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UMH Properties, Inc. │ Second Quarter FY 2017 Supplemental Information	15

	For the Six Months Ended June 30,
	2017	2016

Total Income	$55,266,000	$48,715,000
Total Expenses	$47,344,000	$41,053,000
Gain on Sales of Securities, net	$1,052,000	$1,014,000
Net Loss Attributable to Common Shareholders	$(1,704,000)	$(1,566,000)
Net Loss Attributable to Common Shareholders per Diluted Common Share	$(0.06)	$(0.06)
Core FFO (1)	$11,587,000	$9,662,000
Core FFO (1) per Diluted Common Share	$0.37	$0.35
Normalized FFO (1)	$10,535,000	$8,648,000
Normalized FFO (1) per Diluted Common Share	$0.34	$0.32
Weighted Average Diluted Shares Outstanding	30,888,000	27,222,000

A summary of significant balance sheet information as of June 30, 2017 and December 31, 2016 is as follows:

	June 30, 2017	December 31, 2016

Gross Real Estate Investments	$704,751,000	$640,217,000
Securities Available for Sale at Fair Value	$109,079,000	$108,755,000
Total Assets	$746,221,000	$680,445,000
Mortgages Payable, net	$311,304,000	$293,026,000
Loans Payable, net	$64,178,000	$58,285,000
Total Shareholders’ Equity	$356,992,000	$317,032,000

Samuel A. Landy, President and CEO, commented on the results of the second quarter of 2017.

“We are pleased to announce another strong quarter of operating results. Net Loss Attributable to Common Shareholders (which includes depreciation expense), decreased from $0.03 per diluted share to $0.01 per diluted share. Our Core FFO (which excludes depreciation expenses) increased from $0.18 per diluted share to $0.20 per diluted share, representing an 11.1% year over year increase. Normalized FFO increased from $0.16 per diluted share to $0.17 per diluted share, representing a 6.3% year over year increase. The positive momentum created by our strong first quarter performance has continued into the second quarter, with double-digit growth in core FFO, rental revenue, home sales and NOI. We are also pleased to be included in the MSCI REIT Index. We anticipate that this will result in greater visibility and allow us to reach a broader pool of investors. During the quarter, we also:

●	Increased Rental and Related Income by 12.8% over the prior year period;

●	Increased Community Net Operating Income (“NOI”) by 14.7% over the prior year period;

●	Improved our Operating Expense ratio by 90 basis points over the prior year period from 47.8% to 46.9%;

●	Increased Same Property NOI by 10.5% over the prior year period;

●	Increased Same Property Occupancy by 180 basis points over the prior year period from 80.7% to 82.5%;

●	Increased home sales by 26.4% over the prior year period;

●	Increased our rental home portfolio by 190 homes to approximately 5,100 total rental homes, representing an increase of 9.3% from yearend 2016;

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UMH Properties, Inc. │ Second Quarter FY 2017 Supplemental Information	16

●	Increased rental home occupancy by 210 basis points from 91.5% at yearend 2016 to 93.6% at quarter end;

●	Acquired our first community in Maryland, a 63-site age restricted community with vacant land for future development for a total of 170 sites;

●	Obtained a $16.8 million, 4.12% mortgage and repaid the existing $9 million, 6.175% mortgage;

●	Reduced the weighted average interest rate on our mortgage debt from 4.5% to 4.3%;

●	Issued 1.4 million shares of our common stock raising net proceeds of $22.5 million, in conjunction with our inclusion in the MSCI REIT Index;

●	Raised $15.6 million through our Dividend Reinvestment and Stock Purchase Plan; and,

●	Increased our total market capitalization to $1.1 billion, an increase of 36.6% over the prior year period.”

“Subsequent to quarter end, we increased our liquidity and further strengthened our financial flexibility and balance sheet by issuing 5 million shares of a new 6.75% Series C Cumulative Redeemable Preferred Stock on July 26, 2017, for net proceeds after deducting the underwriting discount and other estimated offering expenses, of approximately $121 million. In addition, the underwriters exercised their overallotment option and we issued an additional 750,000 shares of Series C Preferred Stock on August 2, 2017 for additional net proceeds of $18 million. We intend to use a portion of the net proceeds from our sale of Series C Preferred Stock to redeem all of the 3,663,800 outstanding shares of our 8.25% Series A Preferred Stock, with a total redemption value of $91.6 million on August 31, 2017. This 150 basis point reduction will result in $1.4 million in annual preferred dividend savings. The balance of the offering proceeds will be used for general corporate purposes, including potential acquisitions, expansions of communities and for the purchase of additional homes for sale or lease to customers, which will generate additional per share earnings accretion once they are fully deployed.”

“We look forward to building on the substantial progress we have made thus far.”

UMH Properties, Inc. will host its Second Quarter 2017 Financial Results Webcast and Conference Call. Senior management will discuss the results, current market conditions and future outlook on Friday, August 4, 2017 at 10:00 a.m. Eastern Time.

The Company’s 2017 second quarter financial results being released herein will be available on the Company’s website at www.umh.reit in the “Financial Information and Filings” section.

To participate in the webcast, select the microphone icon found on the homepage www.umh.reit to access the call. Interested parties can also participate via conference call by calling toll free 877-513-1898 (domestically) or 412-902-4147 (internationally).

The replay of the conference call will be available at 12:00 p.m. Eastern Time on Friday, August 4, 2017. It will be available until November 1, 2017, and can be accessed by dialing toll free 877-344-7529 (domestically) and 412-317-0088 (internationally) and entering the passcode 10108600. A transcript of the call and the webcast replay will be available at the company's website, www.umh.reit.

UMH Properties, Inc., which was organized in 1968, is a public equity REIT that owns and operates 107 manufactured home communities containing approximately 19,400 developed homesites. These communities are located in New Jersey, New York, Ohio, Pennsylvania, Tennessee, Indiana, Michigan and Maryland. In addition, the Company owns a portfolio of REIT securities.

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UMH Properties, Inc. │ Second Quarter FY 2017 Supplemental Information	17

Certain statements included in this press release which are not historical facts may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements are based on the Company’s current expectations and involve various risks and uncertainties. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can provide no assurance those expectations will be achieved. The risks and uncertainties that could cause actual results or events to differ materially from expectations are contained in the Company’s annual report on Form 10-K and described from time to time in the Company’s other filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events, or otherwise.

Note:

(1)	Non-GAAP Information: We assess and measure our overall operating results based upon an industry performance measure referred to as Funds From Operations (“FFO”), which management believes is a useful indicator of our operating performance. FFO is used by industry analysts and investors as a supplemental operating performance measure of a REIT. FFO, as defined by The National Association of Real Estate Investment Trusts (“NAREIT”), represents Net Income (Loss) Attributable to Common Shareholders, as defined by accounting principles generally accepted in the United States of America (“U.S. GAAP”), excluding extraordinary items, as defined under U.S. GAAP, gains or losses from sales of previously depreciated real estate assets, impairment charges related to depreciable real estate assets, plus certain non-cash items such as real estate asset depreciation and amortization. NAREIT created FFO as a non-U.S. GAAP supplemental measure of REIT operating performance. We define Core Funds From Operations (“Core FFO”) as FFO plus acquisition costs and costs of early extinguishment of debt. We define Normalized Funds From Operations (“Normalized FFO”) as Core FFO excluding gains and losses realized on securities investments and certain non-recurring charges. We define Community NOI as rental and related income less community operating expenses such as real estate taxes, repairs and maintenance, community salaries, utilities, insurance and other expenses. FFO, Core FFO and Normalized FFO, as well as Community NOI, should be considered as supplemental measures of operating performance used by REITs. FFO, Core FFO and Normalized FFO exclude historical cost depreciation as an expense and may facilitate the comparison of REITs which have a different cost basis. However, other REITs may use different methodologies to calculate FFO, Core FFO, Normalized FFO and Community NOI and, accordingly, our FFO, Core FFO, Normalized FFO and Community NOI may not be comparable to all other REITs. The items excluded from FFO, Core FFO and Normalized FFO are significant components in understanding the Company’s financial performance.

FFO, Core FFO and Normalized FFO (i) do not represent Cash Flow from Operations as defined by U.S. GAAP; (ii) should not be considered as an alternative to net income (loss) as a measure of operating performance or to cash flows from operating, investing and financing activities; and (iii) are not alternatives to cash flow as a measure of liquidity.

The reconciliation of the Company’s U.S. GAAP net loss to the Company’s FFO, Core FFO and Normalized FFO for the three and six months ended June 30, 2017 and 2016 are calculated as follows:

	Three Months Ended		Six Months Ended
	6/30/17	6/30/16	6/30/17	6/30/16
Net Loss Attributable to Common Shareholders	$(200,000)	$(683,000)	$(1,704,000)	$(1,566,000)
Depreciation Expense	6,740,000	5,679,000	13,280,000	11,205,000
Loss on Sales of Depreciable Assets	(13,000)	45,000	11,000	23,000
FFO and Core FFO Attributable to Common Shareholders	6,527,000	5,041,000	11,587,000	9,662,000
Gain on Sales of Securities, net	(1,020,000)	(782,000)	(1,052,000)	(1,014,000)
Normalized FFO Attributable to Common Shareholders	$5,507,000	$4,259,000	$10,535,000	$8,648,000

The diluted weighted shares outstanding used in the calculation of Core FFO per Diluted Common Share and Normalized FFO per Diluted Common Share were 32,279,000 and 31,353,000 shares for the three and six months ended June 30, 2017, respectively, and 27,436,000 and 27,301,000 shares for the three and six months ended June 30, 2016, respectively. Common stock equivalents resulting from stock options in the amount of 510,000 and 465,000 shares for the three and six months ended June 30, 2017, respectively, and 122,000 and 79,000 shares for the three and six months ended June 30, 2016, respectively, are included in the diluted weighted shares outstanding. Common stock equivalents were excluded from the computation of the Diluted Net Loss per Share as their effect would be anti-dilutive.

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UMH Properties, Inc. │ Second Quarter FY 2017 Supplemental Information	18

The following are the cash flows provided (used) by operating, investing and financing activities for the six months ended June 30, 2017 and 2016:

	Six Months Ended
	6/30/17	6/30/16
Operating Activities	$16,646,000	$11,689,000
Investing Activities	(75,852,000)	(36,518,000)
Financing Activities	63,156,000	27,884,000

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UMH Properties, Inc. │ Second Quarter FY 2017 Supplemental Information	19